Exhibit 99.4

	FOR:	Consolidated Graphics, Inc.

	CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977
For Immediate Release
Christine Mohrmann/Eric Boyriven
Financial Dynamics
(212) 850-5600

CONSOLIDATED GRAPHICS COMPLETES ACQUISITION OF
ANNAN & BIRD LITHOGRAPHERS
— First Canadian Acquisition Significantly Expands
Large-Format Printing Capabilities —

HOUSTON, TEXAS – January 4, 2007 — Consolidated Graphics, Inc. (NYSE: CGX) announced today that it has completed the previously announced acquisition of Annan & Bird Lithographers, located near Toronto in Mississauga, Ontario. Terms of the transaction were not disclosed.

Commenting on the announcement, Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, Inc., stated, “We are extremely pleased that Annan & Bird is now a part of Consolidated Graphics. Beyond giving us our first presence in Canada, Annan & Bird offers an extensive breadth of high-end, large-format printing services to an outstanding group of customers that significantly enhances our existing customer base and service capabilities. We look forward to working with John and Dave Bird and the outstanding team at Annan & Bird to continue its long history of growth and success.”

Also commenting on the announcement, David Bird said, “We are very excited about becoming part of Consolidated Graphics and look forward to leveraging the Consolidated Graphics platform to provide our customers with even more services and solutions.” John Bird added, “Our company is proud to be the first Canadian acquisition for Consolidated Graphics, and we welcome the opportunity to join such a successful team of industry leaders.”

Consolidated Graphics (CGX), headquartered in Houston, Texas, is North America’s leading general commercial printing company. With 67 printing facilities, 12 fulfillment and two technology centers strategically located across 26 states and Canada, Consolidated Graphics offers an unmatched geographic footprint with extensive capabilities supported by an unparalleled level of convenience, efficiency and service.

CGX has the largest and most technologically advanced sheetfed printing capability in North America, a sizeable and strategically important web printing capability, industry-leading digital printing services, a rapidly growing number of fulfillment centers and proprietary Internet-based technology solutions. CGX offers the unique service ability to respond to all printing-related needs no

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CONSOLIDATED GRAPHICS COMPLETES ACQUISITION OF ANNAN & BIRD LITHOGRAPHERS	PAGE -2-

matter how large, small, specialized or complex. With locations in or near virtually every major U.S. market plus Toronto, CGX offers highly responsive service and convenient access to a vast capabilities network through a single point of contact at the local level. For more information, visit the Consolidated Graphics Web site at http://www.cgx.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

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